Exhibit 4.4

FORM OF MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of [•], 2022 (the “Effective Date”), is entered into by and among ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”), ProFrac Holding Corp., a Delaware corporation (“ProFrac Corp.”), Farris C. Wilks, an individual (“FW”), THRC Holdings, LP, a Texas limited partnership (“THRC”), Matt Wilks, an individual (“MW”), Ladd Wilks, an individual (“LW”), James Coy Randle, an individual (“JCR”) and FTS International Inc., a Delaware corporation (“FTSI”). ProFrac LLC, ProFrac Corp., FW, THRC, MW, LW, JCR and FTSI are each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, in connection with the Offering (as defined herein) pursuant to, and as more fully described in, the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission, Registration No. 333-261255 (the “Registration Statement”), the Parties desire to enter into certain restructuring transactions (the “Reorganization”) as more particularly described herein; and

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (i) establish the economic terms of the Reorganization and (ii) enter into certain agreements to effectuate the foregoing.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows and further agree that the actions set forth in Article I and Article II shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I

RESTRUCTURING TRANSACTIONS

Section 1.1. Underwriting Agreement. Upon final approval of the Board of Directors of ProFrac Corp. (or an authorized committee thereof) (the “Board”) of the terms of the Offering, ProFrac Corp. shall enter into an underwriting agreement (the “Underwriting Agreement”) with the representatives of the underwriters named in the Registration Statement (the “Underwriters”), pursuant to which ProFrac Corp. shall agree to issue and sell shares of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), to the Underwriters at a price per share equal to a price to be offered to the public less the per-share underwriting discounts and commissions to be set forth in the Underwriting Agreement. The Parties acknowledge that it is currently contemplated that ProFrac Corp. will offer and sell [•] shares of its Class A Common Stock, including [•] shares pursuant to the Underwriters’ option to purchase additional shares in the offering (the “Underwriters’ Option”), at a price to the public of $[•] per share. The offering and sale of Class A Common Stock pursuant to the Underwriting Agreement shall be referred to herein as the “Offering.”

Section 1.2. Formation of ProFrac Sub and ProFrac Merger Sub. Prior to the consummation of the first sale by ProFrac Corp. to the Underwriters of Class A Common Stock pursuant to the Underwriting Agreement (the “Initial Offering Closing”), ProFrac Corp. shall (a) (i) form ProFrac Sub LLC as a Delaware limited liability company (“ProFrac Sub”) and (ii) cause ProFrac Sub to file an Internal Revenue Service Form 8832 to elect to be treated as a corporation for U.S. federal income tax purposes, and (b) form ProFrac Merger Sub Inc. as a Delaware corporation (“ProFrac Merger Sub”).

Section 1.3. Amended and Restated Certificate of Incorporation and Bylaws of ProFrac Corp. Following the completion of the transactions described in Section 1.2, ProFrac Corp. shall (a) file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of ProFrac Corp. (the “Certificate of Incorporation”) substantially in the form attached hereto as Exhibit A and (b) adopt Amended and Restated Bylaws of ProFrac Corp. (the “Bylaws”) substantially in the form attached hereto as Exhibit B.

Section 1.4. Amended and Restated LLC Agreement of ProFrac LLC. Concurrently with the adoption of the Certificate of Incorporation and Bylaws, the limited liability company agreement of ProFrac LLC shall be amended and restated substantially in the form attached hereto as Exhibit C (the “A&R LLC Agreement”) and, in connection therewith, (a) all of the then existing membership interests in ProFrac LLC shall be recapitalized into a single class of common units in ProFrac LLC (“ProFrac LLC Units”), initially consisting of [•] ProFrac LLC Units, and (b) ProFrac Corp. shall be admitted as the sole managing member of ProFrac LLC. The identity of all members of ProFrac LLC and the number of ProFrac LLC Units held by each such member, in each case, immediately after the transactions set forth in this Section 1.4 are reflected on Exhibit C.

Section 1.5. FTSI Merger and Issuance of Class B Common Stock. Immediately following the completion of the transactions set forth in Section 1.4, ProFrac Corp. shall cause ProFrac Merger Sub to merge with and into FTSI, with FTSI surviving such merger as a wholly owned subsidiary of ProFrac Corp. (the “FTSI Merger”). In connection with the FTSI Merger, (i) FW shall receive (A) [•] shares of Class A Common Stock and (B) [•] shares of Class B common stock, par value $0.01 per share, of ProFrac Corp. (“Class B Common Stock”), and (ii) THRC shall receive (A) [•] shares of Class A Common Stock and (B) [•] shares of Class B Common Stock. Contemporaneously therewith, each of FW and THRC shall make a capital contribution to ProFrac Corp. equal to the aggregate par value of the shares of Class B Common Stock received by such person pursuant to this Section 1.5. In connection with the FTSI Merger, ProFrac Corp. shall also issue [•] shares of Class B Common Stock to each of MW, LW and JCR in exchange for a capital contribution to ProFrac Corp. by each such person in an amount for such person equal to the aggregate par value of such shares of Class B Common Stock received by such person. For U.S. federal (and where applicable, state and local) income tax purposes, the relevant Parties intend to treat the transactions described in this Section 1.5 as (i) integrated transactions constituting a single exchange qualifying as a transaction described in Section 351 of the Internal Revenue Code and / or (ii) a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. This Agreement is intended to constitute, and the relevant Parties adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 1.6. Cancellation of Common Stock. Immediately following the completion of the transactions set forth in Section 1.5, ProFrac Corp. shall and does hereby redeem from ProFrac LLC, and ProFrac LLC shall and does hereby transfer to ProFrac Corp., the 1,000 shares of common stock, par value $0.01 per share, of ProFrac Corp. outstanding on the Effective Date (the “Initial Shares”) for an aggregate redemption price of $10.00. ProFrac LLC hereby irrevocably constitutes and appoints the Secretary of ProFrac Corp. to transfer the Initial Shares on the books of ProFrac Corp. with full power of substitution in the premises. Once transferred to ProFrac Corp., the Initial Shares shall be cancelled and shall no longer be outstanding.

Section 1.7. Offering; Use of Offering Proceeds and Post-Closing Steps. At the Initial Offering Closing and immediately thereafter the following steps will occur in the following order:

(a) ProFrac Corp. shall issue shares of its Class A Common Stock to the Underwriters in the manner and for the consideration set forth in the Underwriting Agreement and, in exchange therefor, the investors in the Offering, through the Underwriters, shall contribute the net proceeds of the Offering to ProFrac Corp.

(b) ProFrac Corp. shall contribute (i) $[72.9] million of the net proceeds received by it in the Offering to ProFrac Sub, and shall cause ProFrac Sub to further contribute such amount of net proceeds to ProFrac LLC subject to immediate return as provided in Section 1.7(c) and (ii) the remainder of the net proceeds received by it in the Offering to ProFrac LLC. In exchange for the contribution by ProFrac Corp. to ProFrac LLC described in clause (ii), ProFrac LLC shall issue to ProFrac Corp. [•] ProFrac LLC Units. If the Underwriters exercise the Underwriters’ Option, in whole or in part (whether at the Initial Offering Closing or thereafter), ProFrac Corp. shall also contribute to ProFrac Holdings the amount of the net proceeds received pursuant to such exercise of the Underwriters’ Option in exchange for ProFrac LLC Units in the manner described in this Section 1.7(b).

(c) ProFrac LLC shall (i) distribute $[72.9] million to ProFrac Sub, and (ii) contribute the remaining net proceeds it received from ProFrac Corp. to ProFrac Holdings II, LLC, a Texas limited liability company.

(d) ProFrac Corp. shall cause ProFrac Sub to purchase from THRC [•] ProFrac LLC Units. The identity of all members of ProFrac LLC and the number of ProFrac LLC Units held by each such member, in each case, immediately after the transactions set forth in this Section 1.7(d) are reflected on Exhibit C.

Section 1.8. Issuance of Shares to Munger Sellers. Immediately following the application of the proceeds of the Offering pursuant to Section 1.7, (a) ProFrac Corp. shall transfer to ProFrac LLC the aggregate number of shares of Class A Common Stock set forth on Exhibit J, and (b) ProFrac LLC shall deliver to the persons set forth on Exhibit J the number of shares of Class A Common Stock set forth next to the name of each such person.

ARTICLE II

ADDITIONAL TRANSACTION AGREEMENTS

Section 2.1. Tax Receivable Agreement. Upon the Initial Offering Closing, ProFrac Corp., FW and THRC shall enter into the Tax Receivable Agreement substantially in the form attached hereto as Exhibit D.

Section 2.2. Registration Rights Agreement. Upon the Initial Offering Closing, ProFrac Corp., FW and THRC shall enter into the Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

Section 2.3. Munger Registration Rights Agreement. Upon the Initial Offering Closing, ProFrac Corp., CBS Munger Holdings, L.P., a Texas limited partnership, Wilson Legacy Partners, LP, a Texas limited partnership, JTG Sand Investments, LLC, a Texas limited liability company and JWL, LLC, a Texas limited liability company, shall enter into the Munger Registration Rights Agreement substantially in the form attached hereto as Exhibit F.

Section 2.4. Stockholders’ Agreement. Upon the Initial Offering Closing, ProFrac Corp., FW and THRC shall enter into the Stockholders’ Agreement substantially in the form attached hereto as Exhibit G.

Section 2.5. Shared Services Agreement. Upon the Initial Offering Closing, ProFrac LLC and Wilks Brothers LLC, a Texas limited liability company, shall enter into the Shared Services Agreement substantially in the form attached hereto as Exhibit H.

Section 2.6. Long-Term Incentive Plan. Upon the Initial Offering Closing, ProFrac Corp. will adopt the ProFrac Holding Corp. 2022 Long-Term Incentive Plan substantially in the form attached hereto as Exhibit I, providing for the issuance of up to [•] shares of Class A Common Stock as further described in the Registration Statement, which has been previously approved by the Board.

ARTICLE III

MISCELLANEOUS

Section 3.1. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.2. Consent and Amendment. To the extent required under applicable law or the governing documents of any of the Parties, the Parties acknowledge that this Agreement constitutes the written consent of the relevant Parties to each of the agreements and transactions described herein, including by each of the Parties in its capacity as a member or manager of any other Party.

Section 3.3. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 3.4. Further Assurances. From time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed, redeemed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement

Section 3.5. Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not, create rights in any other person, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 3.6. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.7. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 3.8. Entire Agreement. This Agreement (together with each of the Exhibits attached hereto) constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 3.9. Governing Law. THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS BY THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

Section 3.10. Jurisdiction and Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURTS LOCATED IN WILMINGTON, DELAWARE, OR, IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY FEDERAL COURT OF THE UNITED STATES OR OTHER DELAWARE STATE COURT LOCATED IN WILMINGTON, DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OTHER AGREEMENT), AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY MAY BECOME INVOLVED.

Section 3.11. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 3.12. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*    *    *    *    *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

PROFRAC HOLDING CORP.

By:
Name:
Title:

PROFRAC HOLDINGS, LLC

By:
Name:
Title:

FTS INTERNATIONAL INC.

By:
Name:
Title:

FARRIS C. WILKS

MATT WILKS

LADD WILKS

Signature Page to Master Reorganization Agreement

JAMES COY RANDLE

THRC HOLDINGS, LP

By:	THRC Management, LLC, its general partner

By:
Name:
Title:

Signature Page to Master Reorganization Agreement

Exhibit A

Form of Amended and Restated Certificate of Incorporation of ProFrac Holding Corp.

See attached.

EXHIBIT B

Form of Amended and Restated Bylaws of ProFrac Holding Corp.

See attached.

EXHIBIT C

Form of Third Amended and Restated Limited Liability Company Agreement of

ProFrac Holdings, LLC

See attached.

EXHIBIT D

Form of Tax Receivable Agreement

See attached.

EXHIBIT E

Form of Registration Rights Agreement

See attached.

EXHIBIT F

Form of Munger Registration Rights Agreement

See attached.

EXHIBIT G

Form of Stockholders’ Agreement

See attached.

EXHIBIT H

Form of Shared Services Agreement

See attached.

EXHIBIT I

Form of ProFrac Holding Corp. 2022 Long-Term Incentive Plan

See attached.

EXHIBIT J

MUNGER SELLERS

Munger Seller	Shares
[•]
[•]
[•]
[•]
[•]